Exhibit 23.1

AMC Consultants Pty Ltd
Level 12, 477 Collins Street
Melbourne
Victoria, 3000, Australia

CONSENT OF THIRD-PARTY QUALIFIED PERSON

AMC Consultants Pty Ltd (“AMC”), in connection with the Current Report on Form 8-K, dated on or about the date hereof (the “Form 8-K”), of TMC the metals company Inc. (the “Company”), consents to:

●	the filing and use of the technical report summary titled “Technical Report Summary of Prefeasibility Study of NORI Area D, Clarion Clipperton Zone” with an effective date of August 4, 2025 (the “Technical Report Summary”), prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 8-K;

●	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-261221, 333-265318, 3-265319, 333-270875, 333-270876, 333-278222, 333-278223, 333-286191 and 333-286192) and Form S-3 (File Nos. 333-267479, 333-275822 and 333-260126) (collectively, including any amendments or supplements thereto or any other Registration Statement relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statements”);

●	the use of, and references to, our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in the Form 8-K, the Technical Report Summary and the Registration Statements; and

●	the use of the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included in or incorporated by reference into the Form 8-K and the Registration Statements.

AMC is responsible for authoring, and this consent pertains to, Sections 1.4, 1.10, 1.13, 2, 4, 5, 7.3.6, 7.4, 7.5.1 – 7.5.3, 7.5.5, 7.6, 7.7, 7.8.2, 7.10 - 7.12, 8.2 – 8.3, 9, 11, 12.1,12.2.5,12.2.6, 12.2.8, 12.2.10, 12.3 – 12.5, 12.7, 20, 22.2, 22.4, 22.5, 24, and 25 of the Technical Report Summary.

Dated this August 4, 2025

/s/ Andrew Hall
Andrew Hall
Chief Executive Officer
Signature of Authorized Person for
AMC Consultants Pty Ltd, a Qualified Third-Party Firm